UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0146568
(State of incorporation or organization)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(832) 636-1000

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.50% Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-192219

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Anadarko Petroleum Corporation (the “Registrant”) registers hereunder its 7.50% Tangible Equity Units (the “Units”), each with a stated amount of $50. For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of the Units” starting on page S-28 and “Description of Units” starting on page 31 of the Registrant’s prospectus supplement dated June 4, 2015 relating to the Units and accompanying base prospectus dated June 3, 2015, filed with the Securities and Exchange Commission (“SEC”) on June 5, 2015 (File No. 333-192219) (the “Units Prospectus”).

Each Unit is composed of a prepaid equity purchase contract and a senior amortizing note. For a description of the purchase contracts, reference is made to the information under the headings “Description of the purchase contracts” starting on page S-33, “Description of Capital Stock” starting on page 24, and “Description of Purchase Contracts” starting on page 30, of the Units Prospectus, and information under the headings “Description of the Common Units” starting on page 1, “The Partnership Agreement of Western Gas Equity Partners, LP” starting on page 5, and “Provisions of Our Partnership Agreement Relating to Cash Distributions” starting on page 16, of the Western Gas Equity Partners, LP (“WGP”) prospectus supplement dated June 4, 2015 relating to the common units representing limited partner interests in WGP (“WGP common units”) that the Registrant may deliver pursuant to the purchase contracts and accompanying base prospectus dated January 15, 2014, filed with the SEC on June 5, 2015 (File No. 333-193163) (the “WGP Prospectus”). For a description of the amortizing notes, reference is made to the information under the headings “Description of the amortizing notes” starting on page S-61, and “Description of Debt Securities” starting on page 9, of the Units Prospectus. Each such description referred to above, and the Units Prospectus and the WGP Prospectus, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of the Registrant, dated May 21, 2009, incorporated by reference to Exhibit 3.3 to the Registrant’s Form 8-K dated May 22, 2009, File No. 001-08968.

3.2	By-Laws of the Registrant, amended and restated as of May 11, 2015, incorporated by reference to the Registrant’s Form 8-K dated May 15, 2015, File No. 001-08968.

3.3	Certificate of Limited Partnership of WGP, dated September 12, 2012, incorporated by reference to Exhibit 3.1 to WGP’s Registration Statement on Form S-1 filed on November 5, 2012, File No. 333-184763.

3.4	First Amended and Restated Agreement of Limited Partnership of WGP, dated December 12, 2012, incorporated by reference to Exhibit 3.1 to WGP’s Form 8-K filed on December 12, 2012, File No. 001-35753.

4.1	Indenture dated as of September 19, 2006, Anadarko Petroleum Corporation to The Bank of New York Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated September 19, 2006, File No. 001-08968.

4.2*	Third Supplemental Indenture, Anadarko Petroleum Corporation to The Bank of New York Trust Company, N.A. (including form of amortizing note).

4.3*	Purchase Contract Agreement (including form of unit and form of purchase contract).

99.1	Prospectus Supplement of the Registrant dated June 4, 2015 relating to the Units and accompanying prospectus dated June 3, 2015, filed on June 5, 2015, File No. 333-192219 (incorporated herein by reference).

Exhibit Number	Description

99.2	Prospectus Supplement of WGP, dated June 4, 2015 relating to the WGP common units and accompanying prospectus dated January 15, 2014, filed on June 5, 2015, File No. 333-193163 (incorporated herein by reference).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Anadarko Petroleum Corporation

By:	/s/ Amanda M. McMillian
Name:	Amanda M. McMillian
Title:	Vice President, Deputy General Counsel, Corporate Secretary and Chief Compliance Officer

Date: June 8, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of the Registrant, dated May 21, 2009, incorporated by reference to Exhibit 3.3 to the Registrant’s Form 8-K dated May 22, 2009, File No. 001-08968.

3.2	By-Laws of the Registrant, amended and restated as of May 11, 2015, incorporated by reference to the Registrant’s Form 8-K dated May 15, 2015, File No. 001-08968.

3.3	Certificate of Limited Partnership of WGP, dated September 12, 2012, incorporated by reference to Exhibit 3.1 to WGP’s Registration Statement on Form S-1 filed on November 5, 2012, File No. 333-184763.

3.4	First Amended and Restated Agreement of Limited Partnership of WGP, dated December 12, 2012, incorporated by reference to Exhibit 3.1 to WGP’s Form 8-K filed on December 12, 2012, File No. 001-35753.

4.1	Indenture dated as of September 19, 2006, Anadarko Petroleum Corporation to The Bank of New York Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated September 19, 2006, File No. 001-08968.

4.2*	Third Supplemental Indenture, Anadarko Petroleum Corporation to The Bank of New York Trust Company, N.A. (including form of amortizing note).

4.3*	Purchase Contract Agreement (including form of unit and form of purchase contract).

99.1	Prospectus Supplement of the Registrant dated June 4, 2015 relating to the Units and accompanying prospectus dated June 3, 2015, filed on June 5, 2015, File No. 333-192219 (incorporated herein by reference).

99.2	Prospectus Supplement of WGP, dated June 4, 2015 relating to the WGP common units and accompanying prospectus dated January 15, 2014, filed on June 5, 2015, File No. 333-193163 (incorporated herein by reference).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.